EXHIBIT 99.1


FOR IMMEDIATE RELEASE


            THE TOPPS COMPANY, INC. ANNOUNCES QUARTERLY CASH DIVIDEND

New York, NY, January 10, 2006 - The Topps Company, Inc. (Nasdaq: TOPP) today announced that its Board of Directors has declared a regular quarterly cash dividend of $0.04 per share, payable on February 1, 2006 to shareholders of record on January 18, 2006.

Founded in 1938, Topps is a leading creator and marketer of distinctive confectionery and entertainment products. The Company's confectionery brands include "Ring Pop," "Push Pop," "Baby Bottle Pop" and "Juicy Drop Pop" lollipops as well as "Bazooka" bubble gum. Topps entertainment products include trading cards, sticker album collections, and collectible games. For additional information, visit www.topps.com.


This release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.

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